Metro Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the				At or for the
	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
			%				%
(in thousands, except per share amounts)	2009	2008	Change		2009	2008	Change

Income Statement Data:
Net interest income	$18,575	$21,383	(13	) %	$75,606	$78,705	(4	) %
Provision for loan losses	1,800	3,400	(47)		12,425	7,475	66
Noninterest income	7,178	6,582	9		24,457	25,433	(4)
Total revenues	25,753	27,965	(8)		100,063	104,138	(4)
Noninterest operating expenses	25,646	20,570	25		91,710	77,909	18
Net income (loss)	(890)	2,756	(132)		(1,898)	12,901	(115)

Per Common Share Data:
Net income (loss): Basic	$(0.07)	$0.43	(116	) %	$(0.24)	$2.02	(112	) %
Net income (loss): Diluted	(0.07)	0.42	(117)		(0.24)	1.97	(112)

Book Value					$14.80	$17.60	(16	) %

Weighted average shares outstanding:
Basic	13,348	6,397			8,241	6,356
Diluted	13,348	6,546			8,241	6,520

Balance Sheet Data:
Total assets					$2,147,759	$2,140,527	0%
Loans (net)					1,429,392	1,423,064	0
Allowance for loan losses					14,391	16,719	(14)
Investment securities					506,651	494,243	3
Total deposits					1,814,733	1,633,985	11
Core deposits					1,783,319	1,625,092	10
Stockholders' equity					200,022	114,470	75

Capital:
Stockholders' equity to total assets					9.31%	5.35%
Leverage ratio					11.31	7.44
Risk based capital ratios:
Tier 1					13.87	9.67
Total Capital					14.71	10.68

Performance Ratios:
Cost of funds	1.06%	1.28%			1.16%	1.70%
Deposit cost of funds	0.94	1.16			1.02	1.42
Net interest margin	3.74	4.20			3.81	4.09
Return on average assets	(0.17)	0.52			(0.09)	0.64
Return on average total stockholders' equity	(1.76)	9.76			(1.34)	11.42

Asset Quality:
Net charge-offs to average loans outstanding					1.02%	0.11%
Nonperforming assets to total year-end assets					2.12	1.30
Allowance for loan losses to total year-end loans					1.00	1.16
Allowance for loan losses to nonperforming loans					38	62
Nonperforming assets to capital and reserves					21	21

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)
	Quarter ending,									Year-to-date,

	December 2009			September 2009			December 2008			December 2009			December 2008
	Average		Average	Average		Average	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$498,732	$4,827	3.87%	$460,538	$4,638	4.04%	$546,047	$6,467	4.74%	$489,970	$19,858	4.05%	$575,402	$28,401	4.94%
Tax-exempt	1,624	25	6.07	1,624	25	6.19	1,622	25	6.17	1,624	100	6.16	1,622	101	6.23
Total securities	500,356	4,852	3.88	462,162	4,663	4.05	547,669	6,492	4.74	491,594	19,958	4.06	577,024	28,502	4.94
Federal funds sold	5,457	2	0.13	0	0	0.00	0	0	0.00	1,375	2	0.13	0	0	0.00
Loans receivable:
Mortgage and construction	730,256	10,305	5.54	744,218	10,673	5.63	723,049	11,153	6.05	748,184	42,502	5.66	652,907	42,457	6.41
Commercial loans and lines of credit	379,724	4,494	4.64	393,545	4,837	4.82	373,748	5,268	5.52	377,897	18,875	4.95	349,590	21,814	6.14
Consumer	219,349	2,980	5.38	229,160	3,038	5.25	265,847	3,909	5.85	244,569	12,736	5.20	244,625	14,976	6.12
Tax-exempt	118,006	1,845	6.15	109,348	1,705	6.14	99,502	1,617	6.50	106,572	6,683	6.23	79,124	5,272	6.66
Total loans receivable	1,447,335	19,624	5.33	1,476,271	20,253	5.39	1,462,146	21,947	5.91	1,477,222	80,796	5.44	1,326,246	84,519	6.30
Total earning assets	$1,953,148	$24,478	4.94%	$1,938,433	$24,916	5.07%	$2,009,815	$28,439	5.59%	$1,970,191	$100,756	5.09%	$1,903,270	$113,021	5.89%

Sources of Funds
Interest-bearing deposits:
Regular savings	$308,961	$435	0.56%	$329,348	$464	0.56%	$363,773	$761	0.83%	$329,799	$1,930	0.59%	$351,291	$3,849	1.10%
Interest checking and money market	888,560	2,003	0.89	811,911	1,877	0.92	753,670	2,249	1.19	795,835	7,342	0.92	727,783	11,160	1.53
Time deposits	250,009	1,744	2.77	256,835	1,923	2.97	193,063	1,575	3.25	254,086	7,750	3.05	187,467	6,595	3.52
Public funds time	30,310	67	0.88	15,606	50	1.28	8,830	72	3.24	17,557	265	1.51	16,338	607	3.72
Total interest-bearing deposits	1,477,840	4,249	1.14	1,413,700	4,314	1.21	1,319,336	4,657	1.40	1,397,277	17,287	1.24	1,282,879	22,211	1.73
Short-term borrowings	40,192	62	0.60	140,009	226	0.63	325,477	603	0.72	172,870	1,038	0.59	265,518	5,349	1.98
Other borrowed money	25,000	275	4.29	38,587	430	4.36	50,000	561	4.39	40,822	1,807	4.37	50,000	2,230	4.39
Junior subordinated debt	29,400	661	9.00	29,400	661	9.00	29,400	661	8.99	29,400	2,645	9.00	29,400	2,645	9.00
Total interest-bearing liabilities	1,572,432	5,247	1.32	1,621,696	5,631	1.38	1,724,213	6,482	1.49	1,640,369	22,777	1.39	1,627,797	32,435	1.98
Noninterest-bearing funds (net)	380,716			316,737			285,602			329,822			275,473
Total sources to fund earning assets	$1,953,148	$5,247	1.06%	$1,938,433	$5,631	1.15%	$2,009,815	$6,482	1.28%	$1,970,191	$22,777	1.16%	$1,903,270	$32,435	1.70%
Net interest income and margin
on a tax-equivalent basis		$19,231	3.88%		$19,285	3.92%		$21,957	4.31%		$77,979	3.93%		$80,586	4.19%
Tax-exempt adjustment		656			606			574			2,373			1,881
Net interest income and margin		$18,575	3.74%		$18,679	3.79%		$21,383	4.20%		$75,606	3.81%		$78,705	4.09%

Other Balances:
Cash and due from banks	$46,702			$47,805			$42,237			$43,665			$44,699
Other assets	99,482			84,074			70,996			84,889			80,605
Total assets	2,099,332			2,070,312			2,123,048			2,098,745			2,028,574
Demand deposits (noninterest-bearing)	306,146			311,506			272,871			303,963			276,120
Other liabilities	19,600			4,487			13,581			12,258			11,687
Stockholders' equity	201,154			132,623			112,383			142,155			112,970

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	12/31/2009	12/31/2008	12/31/2009	12/31/2008
(dollar amounts in thousands)	Three Months Ended		Twelve Months Ended

Balance at beginning of period	$14,618	$13,888	$16,719	$10,742
Provisions charged to operating expense	1,800	3,400	12,425	7,475
	16,418	17,288	29,144	18,217

Recoveries on loans charged-off:
Commercial	(47)	13	92	145
Consumer	1	1	6	25
Real estate	169	0	210	0
Total recoveries	123	14	308	170

Loans charged-off:
Commercial	(1,181)	(542)	(7,405)	(1,426)
Consumer	0	(41)	(21)	(173)
Real estate	(969)	0	(7,635)	(69)

Total charged-off	(2,150)	(583)	(15,061)	(1,668)

Net charge-offs	(2,027)	(569)	(14,753)	(1,498)

Balance at end of period	$14,391	$16,719	$14,391	$16,719

Net charge-offs (annualized) as a percentage of
average loans outstanding	0.56%	0.16%	1.02%	0.11%

Allowance for loan losses as a percentage of
period-end loans	1.00%	1.16%	1.00%	1.16%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of December 31, 2009 and for the preceding four quarters
(dollar amounts in thousands).

	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
Nonaccrual loans:
Commercial	$14,403	$8,833	$8,240	$8,479	$6,863
Consumer	654	984	882	724	492
Real Estate:
Construction	3,969	4,580	6,045	7,870	7,646
Real Estate	18,719	10,694	16,628	12,348	12,121
Total nonaccrual loans	37,745	25,091	31,795	29,421	27,122
Loans past due 90 days or more
and still accruing	0	5	0	0	0
Renegotiated loans	0	0	0	0	0
Total nonperforming loans	37,745	25,096	31,795	29,421	27,122

Foreclosed real estate	7,821	6,875	1,650	989	743

Total nonperforming assets	$45,566	$31,971	$33,445	$30,410	$27,865

Nonperforming loans to total loans	2.61%	1.71%	2.19%	2.03%	1.88%

Nonperforming assets to total assets	2.12%	1.53%	1.61%	1.44%	1.30%

Nonperforming loan coverage	38%	58%	61%	55%	62%

Allowance for loan losses as a percentage
of total period-end loans	1.00%	0.99%	1.33%	1.12%	1.16%

Nonperforming assets / capital plus allowance for loan losses	21%	15%	24%	22%	21%